UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

Commission File Number
001-34581

Kraton Performance Polymers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 26, 2015, our Chief Accounting Officer Jason P. Clark, the principal accounting officer of the company, notified the company he is resigning to pursue another opportunity effective April 9, 2015.
Effective April 9, 2015, the board of directors appointed Stephen E. Tremblay, the company’s Executive Vice President and Chief Financial Officer, to serve as our principal accounting officer on an interim basis until a successor can be identified and appointed to the principal accounting officer position. Mr. Tremblay, age 56, our Executive Vice President and Chief Financial Officer, was appointed our principal financial officer in 2008. From 1997 to 2007, Mr. Tremblay held various financial positions, including Chief Financial Officer, at Vertis, Inc., a provider of print advertising and media technology. Mr. Tremblay held senior finance positions at Wellman, Inc., a provider of polyester fiber and resins, from 1990 to 1997 and was a member of the accounting and auditing practice at Ernst & Young LLP, from 1983 to 1990. Mr. Tremblay earned a B.S. degree in business administration from Bryant University and is a certified public accountant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: April 1, 2015	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer